EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-255364, 333-235333, 333-222345, 333-211060 and 333-264071) on Form S-8; and the registration statements (Nos. 333-254696 and 333-264069) on Form S‑3ASR of our reports dated February 28, 2023, with respect to the consolidated financial statements of Valley National Bancorp and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Short Hills, New Jersey
February 28, 2023